UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event):   February 1, 2011

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Boulevard Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(469) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2011, Fluor Corporation (the “Company”) announced that Mr. Alan L. Boeckmann, the Company’s Chairman and Chief Executive Officer, had retired from his position as Chief Executive Officer of the Company, effective February 2, 2011.  The announcement is consistent with the Company’s previous disclosure on Form 8-K of Mr. Boeckmann’s intention to retire from his position.  Also, as previously disclosed, Mr. Boeckmann will serve as the Company’s non-executive Chairman of the Board of Directors (the “Board”).

Also on February 2, 2011, the Board appointed Mr. David T. Seaton as Chief Executive Officer of the Company and as a Class I member of the Board, effective February 2, 2011.  Prior to his appointment as Chief Executive Officer, Mr. Seaton, age 49, served as Chief Operating Officer of the Company since November 2009.  Prior to that, he served as Senior Group President, Energy & Chemicals, Power and Government from March 2009 to November 2009; Group President, Energy & Chemicals from March 2007 to March 2009; and Senior Vice President, Sales for Energy & Chemicals from September 2005 to March 2007.  Mr. Seaton joined the Company in 1985.  Mr. Seaton brings to the Board extensive leadership experience with, and knowledge of, the Company’s business and strategy.   Additionally, his more than 25 years of service with the Company provide the Board with a historical perspective on the Company’s growth and operations.  Mr. Seaton currently serves as a member of the Board of Directors of The Mosaic Company.

On February 1, 2011, Ilesanmi Adesida, a current member of the Board and a member of the Audit and Organization and Compensation Committees, notified the Board of his decision to resign from the Board, effective May 3, 2011. In addition, on February 2, 2011, H. Paulett Eberhart, a current member of the Board and a member of the Organization and Compensation Committee, notified the Board of her decision to resign from the Board, effective immediately.  Neither resignation was due to any disagreement on any matter related to the Company’s operations, policies or practices.  In accordance with the Company’s Amended and Restated Bylaws, on February 3, 2011, the Board resolved to decrease the size of the Board from 12 to 11 members, effective on Mr. Adesida’s resignation on May 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 7, 2011	FLUOR CORPORATION

	By:	/s/ Carlos M. Hernandez
Carlos M. Hernandez
Chief Legal Officer and Secretary